Exhibit 10.2

OWNERS CONSTRUCTION ESCROW TRUST AND DISBURSING AGREEMENT
(No Title Insurance)

Escrow Trust No.:

Chicago Title and Trust Company, Escrow Trustee

ARTICLE 1: General Information

A.	Owner:	Attorney for Owner:
	GLL US Office, L.P. c/o CB Richard Ellis, Inc. 6250 North River Road Rosemont, IL 60018 Attn: Kevin Halm Phone: 847-318-0550 e-mail: kevin.halm@cbre.com	Freeborn & Peters LLP 311 S. Wacker Drive, Suite 3000 Chicago, IL 60606 Attn: Dov Pinchot Phone: (312) 360-6579 e-mail: dpinchot@freebornpeters.com

B.	Tenant:

Name: Deerfield Capital Corp. Address: 6250 N. River Rd. Rosemont, IL 60018	Contact Person: Luke Knecht Telephone No.: 773-380-1600

C.	Escrow Trustee:

Name: Chicago Title and Trust Company, a corporation of Illinois (hereinafter known as “CT&T”)

Address:	Contact Person:
Telephone No.:

D.	Tenant’s Inspector/Architect:

Name: Address:	Gensler Architecture 11 E. Madison, Suite 300 Chicago, IL 60602	Contact Person: Steven Meier Telephone No.: 312-577-6589

E.	General Contractor:

Name: Address:	Krahl Construction 322 S. Green St., 3rd Floor Chicago, IL 60607	Contact Person: John Bak Telephone No.: 312-648-9800

F. Owner’s Inspector/Architect:

Name: Fitzgerald Earles Architects, Inc. Contact Person: Dan Earles
Address: 1820 West Hubbard, Suite 320 Telephone No.: 312-768-4211

Chicago, IL 60622

G. Project Name: Deerfield Capital — Tenant Buildout

Project Location: 12th Floor, One O’Hare Center, 6250 North River Road, Rosemont, IL

F.	Cash Deposits:

Amount of Deposits to be made by Tenant:	$1,000,000
Amount of Deposits, if any, to be made by Owner:	$548,962

G.	Billing Instructions:

Title and Construction Escrow charges are to be billed:

One half (1/2) to Owner and one half (1/2) to Tenant

Article 2: Recitals

A.	Tenant is about to commence or has commenced construction of improvements (the “Project”) on the 12th floor (the “Premises”) of the Building commonly known as One O’Hare Centre, 6250 North River Road, Rosemont, IL (the “Building”); and

Owner and Tenant have requested CT&T to act as Escrow Trustee and to provide a disbursing service for the payment of Project construction costs, and other related costs.

B.	Owner, Tenant and CT&T agree as follows:

(1)	Tenant has deposited $1,000,000 (“Tenant’s Funds”) in the form of certified or cashier’s check or wire transfer with CT&T.

(2)	Provided Tenant has deposited the Tenant’s Funds with CT&T, Owner will deposit $548,962 (“Owner’s Funds”) in the form of a certified or cashier’s check or wire transfer with CT&T within 5 business days after the date Tenant deposits all of the Tenant’s Funds. “Escrowed Funds” shall mean the total of the Owner’s Funds and the Tenant’s Funds.

(3)	CT&T will disburse the funds to pay for Project construction costs and related development cost pursuant to the provisions of this Agreement as hereinafter set forth.

(4)	The Owner’s Funds and Tenant’s Funds shall be paid out of the Construction Escrow on a proportionate, pari passu basis, based upon the value of the work for which payment is requested to be applied to the cost of the applicable improvements, and each Tenant Draw Package delivered to CT&T shall reflect the applicable retainage required between the parties or pursuant to the General Contractor’s contract.

(5)	CT&T will disburse the funds for construction payment to the parties shown on each then-current Tenant Requisition. In the event that the General Contractor and any subcontractor jointly authorize CT&T to pay any funds due one to the other, CT&T may comply with such authorization. However, it is the intent of the parties named herein and signatory hereto that no person not a party signatory to this escrow shall have the right to look to CT&T for any disbursement hereunder under a third party beneficiary theory or otherwise, and that CT&T owes no duty to any such third party to make any disbursement.

(6)	At least fifty percent (50%) of the Escrowed Funds must be applied by Tenant toward the costs for all improvements other than those costs listed on Exhibit A attached hereto (“Required Improvements”). Owner’s architect shall verify in writing when and if the 50% threshold described above is met. If less than 50% of the Construction Escrow funds are applied toward Required Improvements by January 1, 2011, or if any Event of Default under the lease between the parties, as amended (the “Lease”), occurs (beyond all applicable notice and cure periods) prior to such date, then the balance of the Construction Escrow funds shall be immediately disbursed to and belong to Owner upon Owner delivering to CT&T an affidavit that affirms the facts set forth immediately above (without the need for any further inquiry by CT&T). Owner agrees that any amounts of such disbursement that are received by Owner in excess of $548,962 shall be applied by Owner toward compensation for Owner’s damages sustained as a result of Tenant’s breach of the Lease or to pay Tenant’s outstanding obligations under the Lease, including without limitation, Tenant’s obligation to complete the Required Improvements. If 50% or more of the Escrowed Funds has been applied toward Required Improvements by the earlier of (i) January 1, 2011 or (ii) the date that Tenant actually commenced business operations in the Project’s space, then Owner shall promptly thereafter deliver written direction for CT&T to disburse such balance within three (3) business days to Tenant and the balance of the Escrowed Funds shall be immediately disbursed to and belong to Tenant.

(7)	If Tenant is in default hereunder or under the Lease (as amended) at any time that a payment is scheduled to be disbursed from the Construction Escrow, and Owner delivers a written affidavit to CT&T affirming that fact, then no payment shall be made from the Construction Escrow unless and until the default is cured to Owner’s reasonable satisfaction.

Article 3: Requirements

Prior to each disbursement of funds by CT&T hereunder, it is a requirement of this Agreement that the following conditions shall be satisfied:

A.	Tenant shall have submitted to CT&T on or before the fifth (5th) day of any calendar month where Tenant is requesting a disbursement of the Escrowed Funds, an original Tenant Requisition in the form attached hereto as Schedule 1, together with originals of all exhibits, attachments and enclosures therein described (the “Tenant Draw Package”). Tenant shall deliver a copy of the entire Tenant Draw Package to Owner concurrently with the delivery of same to CT&T.

Note: CT&T will use the same care and diligence in the collection and examination of sworn statements, waivers, affidavits, supporting waivers and releases of liens, for the above purpose, as it would use were CT&T required by this Agreement to furnish mechanics’ lien title insurance coverage to a- construction lender, and no greater.

Note: If the funds are to be disbursed to the General Contractor rather than subcontractors, the collection and examination of the required statements, waivers, — etc., by CT&T shall not be construed by the owner as an assurance by CT&T that the subcontractors have, in fact, been paid by the General Contractor.

B.
Owner shall have submitted to CT&T Owner’s written approval of the monthly Tenant Draw Package and the requested disbursement.
Owner shall use good faith efforts to promptly respond to the Tenant Draw Package and shall not unreasonably withhold its approval of same.

C.	The Escrowed Funds shall be sufficient to cover the current disbursement request.

Article 4: General Conditions

A.	Owner and Tenant each understands and agrees that CT&T’s duties are to disburse deposits pursuant to the provisions of this Agreement and CT&T’s liability arising from the performance of those duties regarding the release of mechanics’ lien rights, shall extend only to those persons to whom CT&T is making payments, and only for those amounts being paid. CT&T had no liability for any lien rights associated with work previously completed, or completed by persons not receiving direct payments from CT&T.

B.	Owner and Tenant each understands that CT&T makes no representation that a title insurance policy insuring over mechanics’ lien claims will necessary issue without additional title insurance underwriting requirements being met.

C.	CT&T assumes no responsibility concerning the sufficiency of funds deposited herein to complete the contemplated construction satisfactorily.

D.	If CT&T discovers a misstatement in an affidavit furnished by the General Contractor, it may stop disbursements until the misstatement has been corrected. CT&T may, at its option, verify information submitted by the General Contractor or may require the Tenant to furnish verification by subcontractors or material suppliers.

E.	The functions and duties assumed by CT&T includes only those described in this Agreement and CT&T is not obligated to act except in accordance with the terms and conditions of this Agreement. CT&T does not insure that the construction or improvements will be completed, nor does it insure that the construction or improvements, when completed, will be in accordance with plans and specifications, nor that sufficient funds will be available for completion, nor does it make the certifications of the Inspector/Architect its own, nor does it assume any liability for same other than procurement as one of the conditions precedent to each disbursement.

F.	CT&T has no liability for loss caused by an error in the certification furnished it hereunder as to work in place.

G.	CT&T shall not be responsible for any loss of documents which such documents are not in its custody. Documents deposited in the United States Mail shall not be construed as being in custody of CT&T.

H.	Deposits made pursuant to these instructions shall be invested until needed for disbursement in short term instruments as directed by Tenant through any documentation required by CT&T. The taxpayer’s identification number under which any interest earned will be reported shall be the party to whom excess funds (if any) are disbursed. The parties shall split the cost of any fee payable to invest the Escrowed Funds, and any interest earned thereon will be split equally between the parties.

I.	Except as to deposits of funds for which CT&T has received express written direction concerning investment or other handling, the parties hereto agree that CT&T shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that CT&T may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Illinois Corporate Fiduciary Act, 111. Rev. Stat. 1989, ch. 17, par. 1552-8, and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish CT&T’s obligation to apply the full amount of the deposits in accordance with the terms of this Agreement.

J.	In the event CT&T is requested to invest deposits hereunder, CT&T is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this escrow trust.

K.	N.B.: Escrow Charges are payable thirty (30) days after billing. In the event escrow charges are not paid as agreed, CT&T may terminate this Agreement upon thirty (30) day written notice to Owner, Tenant and Contractor.

L.	This Agreement shall not inure to the benefit of any parties other than the parties hereto, under a third party beneficiary theory or otherwise; and any liability to such parties is expressly disclaimed.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement this— day of October, 2009.

Owner: GLL US OFFICE, L.P.

By: GLL US OFFICE CORP., its General Partner
By: /s/ Edward N. Rime
Its: Vice President

Tenant: DEERFIELD CAPITAL CORP.

By: /s/ Francis P. Straub III
Its: CFO

General Contractor: KRAHL CONSTRUCTION

By: /s/ John P. Paderta
Its: President

Escrow Trustee: Chicago Title and Trust Company

By: /s/ Laura Regalado
(Authorized Signatory)

#387470

Exhibit A

LIST OF EXCLUDED SOFT COSTS

1.	All telephone, fiber optic, data service or other telecom wiring and any related racking.

2.	Fixtures (if removable with holes as only damage), furniture, art work, plants and equipment (including computers and A/V systems).

3.	Architectural, engineering and other professional design-related costs and fees.

4.	Moving expenses.

5.	Construction clean up costs.

6.	Fees and permit costs.

7.	Plan preparation, construction drawing preparation, printing, travel and bonding costs.

Schedule 1
TENANT REQUISITION

TO: Chicago Title and Trust Company (“Escrowee Trustee”)
FROM:Deerfield Capital Corp. (“Tenant”)
DATE: , 200_ REQUISITION NO.:	—

In accordance with Article 3(a) of the Owner’s Construction Trust and Disbursement Agreement dated as of       , 200       (the “Construction Escrow Agreement”), Tenant hereby requests that $      (“Requested Amount”) of the Escrowed Funds be disbursed [to Tenant for payment to the parties identified in the Sworn Tenant Statement dated     , 200       attached hereto as Exhibit A] and/or [to Tenant’s architect, project manager, general contractor, or other parties with whom Tenant has a direct contract in the amounts and to the parties identified in the Sworn Tenant Statement dated      , 200       attached hereto as Exhibit A].

Also attached hereto are:

1. Copies of invoices or payment applications to be paid or reimbursed as set forth on the attached Sworn Tenant Statement.

2. For each contractor with whom Tenant has a direct contract (including architects, engineers and designers), and each first tier subcontractor of such contractor (the “First Tier Subcontractors”) that supplied labor or material to the property, and to whom a payment is to be made pursuant to the attached Sworn Tenant Statement, copies of each such party’s final or partial waivers of lien, as applicable (except to the extent that any such party has elected to submit such waivers on a 30 day delay basis, hereafter referred to as “Delay Waivers”; which Delay Waivers shall, in any event, be submitted before the last day of the next succeeding calendar month).

3. A sworn statement from the General Contractor and a certificate for payment executed by the Tenant’s Architect, Gensler Architecture Design and Planning P.C. on American Institute of Architects G-703.

4. In lieu of the waivers described in Section 2 above, copies of Delay Waivers for work performed or materials supplied pursuant to prior Tenant Requisitions; provided, if Delay Waivers are utilized, General Contractor shall be required to provide current audited financials and sign a personal undertaking to Escrowee Trustee.

The amount of the Escrowed Funds (including all recalculations and adjustments as of the date hereof) is $     . Of this amount $      has previously been paid. After payment of the Requested Amount, the balance of the Escrowed Funds remaining to be paid will be $     .

Please address any questions, comments or concerns regarding this Tenant Requisition in writing to Tenant’s representative,        , at      .

Deerfield Capital Corp.

By:
Name:
Title:

EXHIBIT A

SWORN TENANT STATEMENT

State of Illinois

County of Cook } ss Escrow No.

The affiant              being first duly sworn, on oath deposes and says that he/she is an authorized representative of Deerfield Capital Corp. tenant in the Lease with GLL US Office, LP which is the Landlord and Owner of the following described premises in Cook County, Illinois to wit the entire twelfth (12th) floor of the building commonly known as One O’Hare Center, Rosemont, Illinois (the “Premises”).
That, acting solely in his/her capacity as an authorized representative of Deerfield Capital Corp., affiant states that:

1.	He/She is familiar with the facts and circumstances concerning Tenant’s design and construction activities with respect to the Premises;

2.	The only work done or materials furnished in connection with the Premises by or at the direction of Tenant, are listed on Exhibit A-1 attached hereto;

3.	The only contracts entered into by Tenant for the furnishing of future work or materials relative to the contemplated tenant improvements are as listed on Exhibit A-1 attached hereto;

4.	This statement is a true and complete statement of all such contracts, previous payments, and balances due, if any, as of the Effective Date set forth below.

Effective Date:       , 200

Deerfield Capital Corp.

By:
Authorized Representative

Signed and subscribed to before me this        day of       , 200      .

Notary Public

	E	XHIBIT A-1
Name and Address	Kind of work	ADJUSTED TOTAL CONTRACT INCL. EXTRAS & CREDITS	Previously Paid	AMOUNT OF THIS PAYMENT	BALANCE TO BECOME DUE

ARCHITECT

CONSULTANT

ENGINEER

GENERAL—
_ CONTRACTOR

OFF-SITE—
PERSONAL PROPERTY

OTHERS

Exhibit 2
Deerfield Capital Corp.’s Disbursement Certification

To: Chicago Title and Trust Company

Attn:

Re:	Commitment No.:

Project Name: One O’Hare Center, Rosemont, Illinois

The amount of $      was disbursed on       , 200        by the undersigned. The disbursements made are as listed on the Sworn Tenant Statement dated      , 200       .

Deerfield Capital Corp.

By: __________________________________
cc:	Owner